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                                                                 Exhibit 10.3(d)

                      EMPLOYMENT, CONFIDENTIAL INFORMATION,
                 NONDISCLOSURE, NONSOLICITATION, NONCOMPETITION
                       AND INVENTION ASSIGNMENT AGREEMENT

As a condition of my employment with Modem Media, Inc., its subsidiaries, affiliates, successors or assigns (collectively, the "Company"), and in consideration of my employment with the Company and my receipt of the compensation and benefits (including, without limitation, stock option grants) now and hereafter provided to me by the Company, I agree to the following:

1.   Confidential Information.

     (a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" includes, without limitation, Company past, present, and future proprietary information, business plans, customer lists, business prospects, inventions, formulas, technology, designs, drawings, computer programs, software, databases and source codes, research techniques, research results, media plans, layouts, storyboards, scripts, reports and information regarding the Company's or its actual or prospective clients' advertising, marketing and sales promotion products, services and strategies, and any other information deemed confidential in the Non-Public and Confidential Information provision of the Company's Code of Conduct, which I have received, whether imparted to me by the Company or its clients or prospective clients or obtained by me as part of this relationship, and whether or not marked confidential or proprietary, and including but not limited to information incorporated in computer software or held in electronic storage media. I further understand that, following the termination of my employment with the Company, Confidential Information shall not include any of the foregoing items which has lawfully become generally known to and available to the public through no wrongful act or omission of mine. I agree to use my best efforts to prevent the unauthorized use or disclosure of Confidential Information and to ensure that Confidential Information is stored at such locations and under such conditions as to reasonably prevent the unauthorized disclosure or use or duplication of such information and materials.

     (b) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.





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2.   Non-Solicitation; Non-Competition.

     a. Non-Solicitation of Customers. For a period of twelve (12) months immediately following the termination of my employment with the Company, I shall not either directly or indirectly, either on my own behalf or on behalf of any other person, firm or corporation, solicit any account that is a client of the business unit or units of the Company by which I am employed (the "Business Unit") at the time of my termination of employment or that was a client of the Business Unit at any time within one (1) year prior to the termination of my employment.

     b. Non-Solicitation of Employees. For a period of twelve (12) months immediately following the termination of my employment with the Company, I shall not either directly or indirectly, either on my own behalf or on behalf of any other person, firm or corporation, solicit, induce, recruit or encourage any person who is employed by the Company or who was at any time within one (1) year prior to the termination of my employment, to leave their employment with the Company, or attempt to solicit, induce, recruit, encourage or take away employees of the Company.

     c. Covenant Against Competition.

          i. For a period of six (6) months immediately following the termination of my employment with the Company (the "Restricted Period"), I shall not directly or indirectly, individually or with others, start up, establish, own more than five percent (5%) of the outstanding stock of, control or otherwise perform services as an officer, director, partner, principal, a person acting as head of a division, practice or department, or a person performing a policy-making function, for any business, practice, service or enterprise located in New Haven County, CT; Fairfield County, CT; Westchester County, NY; or New York City, NY (collectively, the "Restricted Area") (or performing any of the services described below to third parties located in the Restricted Area), which provides any of the following professional services to third parties (collectively, "Competitive Services"): (i) digital or internet enabled, research, creative development, strategy development, consulting, marketing and/or advertising services; (ii) designing, developing and building (including creating customized software and applications) websites; (iii) creating and distributing services across IP-enabled channels; or (iv) collecting and analyzing customer data to monitor and measure the effectiveness of the services described in subsections (i), (ii) and (iii) above.

          ii. In addition to the obligations set forth in Section 2(c)(i) above, during the Restricted Period, I shall not engage in Competitive Services on behalf of any business, practice, service or enterprise located in the Restricted Area (or performing any Competitive Services to third parties located in the Restricted Area), by directly or indirectly providing such services to
(a) any third party that has been a client of the Company at any time within the twelve (12) month period immediately preceding the termination of my employment with the Company ("Client"), or (b) any third party which is engaged in a business that is substantially similar to and directly competitive with that of Client.

          iii. I understand that I may be released, in whole or in part, from the covenants described in this Section 2(c) only with the prior written consent of the Company's





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Chief Executive Officer or President, which consent may be withheld for any reason, in the Company's sole discretion.

     d. Reasonableness of Restrictions. I have carefully read and considered the provisions of this Section 2 and, having done so, agree that the restrictions set forth in this Section 2 (including, but not limited to, the duration and geographic scope of the restrictions set forth in this Section 2) are fair and reasonable and are reasonably required for the protection of the interests of the Company, and do not preclude me from earning a livelihood, nor do they unreasonably impose limitations on my ability to earn a living. I further agree that the potential harm to the Company of the non-enforcement of these restrictions outweighs any potential harm to me of their enforcement by injunction or otherwise.

     e. Reformation. If any of the provisions of this Section 2 are determined to be invalid or unenforceable to any extent, by reason of being vague or unreasonable as to area, duration or scope of activity, that portion of this
Section 2 shall be considered divisible and shall be immediately reformed to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court having jurisdiction over the matter; and I agree that any such reformation shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

3.   Inventions.

     (a) Assignment of Inventions. I shall disclose to the Company, and hereby sell, transfer and assign to the Company, or its designee, all right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, and other intellectual property which I may solely or jointly conceive or develop or reduce to practice during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 3(c) below. All original works of authorship which are made by me within the scope of and during the period of my employment with the Company and which are protectable by copyright are "works made for hire" and the Company or its designee shall own all rights therein. Any Invention relating to the business of the Company and its affiliates that is developed or disclosed by me within one (1) year following the termination of my employment with the Company shall be deemed to fall within the provisions of this Section 3(a) unless proved to have been first conceived and made following such termination.

     (b) Patent and Copyright Registrations. I shall assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's or its designee's rights in the Inventions and any copyrights, patents or other intellectual property rights relating thereto in any and all countries. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized





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officers and agents as my agent and attorney in fact, to do all other lawfully permitted acts to protect Inventions with the same legal force and effect as if executed by me.

     (c) Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any Inventions made by me prior to my employment with the Company (as demonstrated by written evidence) and that is not used with my permission by the Company or any of its designees. I also shall retain ownership of any Inventions made by me while employed by the Company if such Inventions are made without use of any Company equipment, supplies, facilities or trade secret information and are developed entirely on my own time, and (a) do not relate (1) to the business of the Company or (2) to the Company's actual or demonstrably anticipated research or development, or (b) do not result from any work performed by me for the Company or its clients.

4. Conflicting Outside Activities. I agree that, except to the extent permitted by law, during the term of my employment with the Company, I shall not have any employment, consulting or other business relationship with any other business enterprise, the existence of which could conflict or might reasonably be assumed to conflict with the proper performance of my duties and responsibilities as an employee of the Company, or which might tend to affect my independence of judgment with respect to transactions between the Company and such other business enterprise without prior disclosure to and approval of the Partners of the Company. In addition, I agree that, during the term of my employment with the Company, I will take all actions necessary to avoid the appearance of any conflict between my personal gain and the Company's interests.

5. Notification of New Employer. In the event that I leave the employ of the Company, I shall promptly disclose to the Company the name and address of my new employer, and, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

6. Representations. I agree to execute or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with this Agreement.

7. Injunctive Relief and Other Remedies. I acknowledge and agree that my failure to comply with any of the terms of this Agreement shall irreparably harm the business of the Company and that the Company shall not have an adequate remedy at law in the event of such non-compliance. I further acknowledge and agree that the Company shall be entitled to obtain a court order preventing me from committing, threatening, or continuing any acts of material non-compliance with this Agreement. I agree that the Company shall be entitled to recover from me any and all attorneys' fees, costs and expenses it incurs in those proceedings in enforcing or attempting to enforce any provision of this Agreement or any of the Company's rights hereunder. All of the Company's remedies for breach of this Agreement shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any other remedies.





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8. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and me, and our respective successors and assigns. The Company shall have the right to assign its rights hereunder to any successor in interest, whether by merger, consolidation, sale of assets, or otherwise.

9. Entire Agreement. This Agreement is the complete agreement between the parties concerning the subject matter hereof and supersedes any prior such agreements. This Agreement may not be amended or in any way modified except in writing signed by both parties.

10. Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions shall continue in full force and effect.

11. Governing Law; Consent to Jurisdiction. I hereby expressly agree that the validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut without regard to its conflicts of law principles, and that for the purposes of any suit, action or proceeding involving this Agreement, the federal and state courts sitting in the State of Connecticut shall have exclusive jurisdiction.

12. Effect of Waiver. No waiver by the Company of any breach by me of any provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

13. No Change in Employment Status. I acknowledge and agree that nothing contained herein alters my status as an at-will employee of the Company. Consequently, my employment relationship with the Company may be terminated at any time for any reason by me or by the Company.

Date:


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Signature


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Name of Employee (typed or printed)

You must return the original of this signed and dated Agreement, along with Exhibit A, to your HR Director. Retain a copy for your files. If you have any questions or for some reason are unable to sign and return this Agreement, please contact your HR Director.





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                                    EXHIBIT A

            List of Prior Inventions and Original Works of Authorship

Title   Date   Identifying Number or Brief Description
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


     No inventions or improvements
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     Additional Sheets Attached
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Signature of Employee:
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Print Name of Employee:
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Date:
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